UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2017 (September 15, 2017)

National Art Exchange, Inc.

(Formerly Known as Tianhe Union Holdings Limited)

(Exact name of registrant as specified in its charter)

Nevada	333-199967	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24Fl, Unit 24196

New York NY 10080

(Address of Principal Executive Offices)

+646-512-5855

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Exchange Agreement

On September 15, 2017, a certain share exchange agreement (the “Agreement”) was entered into by and among the registrant, National Art Exchange, Inc., a Nevada corporation (the “PubCo”), National Art Exchange LLC, a Delaware (the “DECo”), and the members of DECo (collectively, “DECo Members). The DECo Members collectively own 100 units of the interest of DECo, representing 100% of the issued and outstanding capital stock of DECo (collectively, the “DECo Interests”). A copy of the Agreement is filed herewith as Exhibit 2.1.

Share Exchange Transaction

Pursuant to the Agreement, upon execution of the Agreement, in exchange for the DECo Interests, PubCo issued to the DECo Members an aggregate of 100,000,000 newly issued shares of Common Stock (the “Exchange Shares”), in the amounts set forth on Exhibit A as set forth in the Agreement. Each DECo Member acknowledges and agrees that the Exchange Shares shall not be transferable, saleable or assignable and shall not have any voting rights until the occurrence of the Closing as defined hereinafter, subject to certain exceptions. In the event the Merger is not completed within 180 days after the signing of the Agreement, all of the Exchange Shares will be automatically cancelled and forfeited.

Closing and Closing Condition

The closing of the transactions contemplated by the Agreement (the “Closing”) shall take place at a place and time mutually agreed by parties no later than 180 days of the execution of the Agreement subject to the conditions set forth in the Agreement, upon execution of the Agreement, DECo and DECo Members shall cause certain affiliated entity controlled by DECo (the “DE Affiliate”) to merge into PubCo within 180 days of the Agreement (the “Merger”), and the net income of such entity based on consolidated financial statement of the DE Affiliate as of the fiscal year 2016 shall be no less than RMB 5 million (approximately USD$765,626).

Upon Closing, each DECo Member shall instruct the Escrow Agent to deliver all of the DECo Interests owned by such DECo Member to PubCo, with the objective of such transfer being the acquisition by PubCo of 100% of the issued and outstanding Interests of capital stock of DECo.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. Upon execution of the Agreement, all of the Exchange Shares to be issued pursuant to the Agreement were offered and issued in reliance upon the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and either Regulation S or Regulation D promulgated thereunder, as the case may be. Until the occurrence of the Closing, those shares are not be transferable, saleable or assignable and shall not entitle it to vote as a shareholder of PubCO. In addition, those shares are subject to forfeiture to the extent that the closing condition as set forth in the Agreement is not met within 180 days of the Agreement.

Item 9.01 Financial Statements And Exhibits

2.1	Share Exchange Agreement, dated September 15, 2017, by and among the Company and National Art Exchange LLC, and members of National Arts Exchange LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Art Exchange, Inc.

Date: September 19, 2017	By:	/s/ Qingxi Meng
	Name:	Qingxi Meng
	Title:	Chief Executive Officer

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